UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 COMMERCE DRIVE, LOVELAND, ohio	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 360-4704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on September 29, 2021, Workhorse Group Inc. (the “Company”) informed Steve Schrader, the Company’s then Chief Financial Officer, that the Company would not be renewing his employment agreement and Mr. Schrader left the Company that day. Effective October 6, 2021, the Company and Mr. Schrader entered into an Employment Separation Agreement and Release of Claims (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Schrader $100,000 within 10 days after the effective date of the Separation Agreement and $100,000 on or before December 18, 2021. The Separation Agreement includes a customary waiver, release and acknowledgement of restrictive covenants from Mr. Schrader. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Employment Separation Agreement and Release of Claims between the Company and Steve Schrader.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 12, 2021	By:	/s/ James D. Harrington
James D. Harrington
Chief Administrative Officer, General Counsel and Secretary

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